Exhibit 99.1

New York Mortgage Trust Announces

Preliminary Estimates of Select Financial Data for

Second Quarter 2019

NEW YORK, NY — July 17, 2019 (GLOBE NEWSWIRE) — New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today announced preliminary estimates of select financial data as of and for the three months ended June 30, 2019.

For the three months ended June 30, 2019, the Company estimates that, when finally determined, its net income attributable to common stockholders will be in the range of $0.07 to $0.09 per share (basic), and comprehensive income to common stockholders will be in the range of $0.17 to $0.19 per share. In addition, the Company estimates that, when finally determined, its book value per common share as of June 30, 2019 will be in the range of $5.73 to $5.75, compared to its book value per common share of $5.75 at March 31, 2019. Furthermore, as of June 30, 2019, the Company estimates that, when finally determined, its overall leverage ratio, which represents its total debt divided by its total stockholders’ equity, was approximately 1.8 to 1. The Company’s overall leverage ratio does not include the collateralized debt obligations (“CDOs”) issued by the Consolidated K-Series or its residential CDOs or other non-recourse debt, for which it has no obligation. The Company estimates that the leverage ratio on its short term financings or callable debt, which represents its repurchase agreement borrowings divided by its total stockholders’ equity, was approximately 1.7 to 1 as of June 30, 2019. The Company acquired $476 million of single-family residential and multi-family credit assets during the quarter ended June 30, 2019. For the quarter ended June 30, 2019, the Company had approximately 200,690,520 weighted average common shares outstanding.

The “Consolidated K-Series” refers to certain Freddie Mac-sponsored multi-family loan K-Series securitizations, of which the Company, or one of its special purpose entities, own the first loss PO securities and certain IO and/or mezzanine securities issued by them and that the Company consolidates in its consolidated financial statements in accordance with U.S. GAAP.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets multi-family CMBS, direct financing to owners of multi-family properties through preferred equity and mezzanine loan investments, residential mortgage loans (including distressed residential mortgage loans, non-QM loans, second mortgage loans and other residential mortgage loans), non-Agency RMBS, Agency RMBS and other mortgage-related and residential housing-related investments.

Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements.

The preliminary estimates included in this press release have not been reviewed or examined by the Company’s independent auditors and they are subject to revision as the Company prepares its unaudited condensed consolidated financial statements as of and for the quarter ended June 30, 2019, including all disclosures required by U.S. GAAP, and as the Company’s independent auditors conduct their review of these financial statements. While the Company believes that such preliminary estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. Factors that could cause the Company’s preliminary information and estimates to differ from the indications presented in this press release include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles for, the financial results as of and for the quarter ended June 30, 2019, (ii) discovery of new information that impacts valuation methodologies underlying these results, (iii) errors in the assessment of preliminary portfolio value and (iv) accounting changes required by U.S. GAAP. All forward-looking statements contained herein speak only as of the date on which they are made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:                               AT THE COMPANY

Kristine R. Nario-Eng

Investor Relations

Phone:  (646) 216-2363

Email: knario@nymtrust.com